March 8, 2005

GuruNet Corporation
Building 98
Jerusalem Technology Park
Jerusalem 91481
Israel

Ladies and Gentlemen:

We have acted as counsel for GuruNet Corporation, a Delaware corporation (the Company ) in connection with the preparation and filing with the Securities and Exchange Commission (the Commission ) under the Securities Act of 1933, as amended (the Securities Act ) of a registration statement on Form S-8 (the Registration Statement ), relating to the registration of 1,554,143 shares (the Shares ) of the Company s common stock, par value $0.001 (the Common Stock ), issuable pursuant to outstanding stock options granted under the Company s GuruNet Corporation 1999 Stock Option Plan, the Atomica Corporation 2000 Stock Plan, the Atomica Corporation 2003 Stock Plan, the GuruNet Corporation 2004 Stock Plan (the Plans ) and that certain Option Agreement between the Company and Dr. Yossi Vardi dated as of July 22, 1999 (the Option Agreement ).

As a Counsel to the Company, in connection with this opinion, we have examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary of appropriate to form the basis for the opinions set forth herein. In our examinations, we have assumed the genuineness of all signatures, the legal capacity of natural persons signing or delivering any instrument, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.

Based upon the foregoing, we are of the opinion that:
1. The Shares have been duly authorized and when issued and sold in accordance with the Plans and the Option Agreement, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including any prospectuses constituting a part thereof, and any amendments thereto. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder. This opinion may be incorporated by reference in any abbreviated registration statement filed pursuant to Item E under the General Instructions to Form S-8 under the Securities Act with respect to the Registration Statement.

Very truly yours,

/s/ Greenberg Traurig, LLP